UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/18/2009

OpenTV Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15473

British Virgin Islands	98-0212376
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

275 Sacramento Street
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

415-962-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 18, 2009, OpenTV, Inc., a subsidiary of OpenTV Corp. (the "Company"), entered into an Office Lease with VNO Patson Sacramento LP, which operates to renew the Company's lease of approximately 42,565 rentable square feet for its office facilities located at 275 Sacramento Street, San Francisco, California (the "Lease"). The Lease has a five-year term that expires on January 31, 2015, and the total expected rent obligation over the term of the Lease is approximately $9.3 million. These office facilities will continue to serve as the Company's worldwide headquarters and will be used for general administrative purposes and activities such as research and development and sales and marketing.

        The foregoing description of the Lease is qualified in its entirety by reference to the full text of the Lease, which will be filed as an exhibit to the Company's Form 10-Q for the quarter ending June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OpenTV Corp.

Date: June 22, 2009	By:	/s/ Shum Mukherjee
Shum Mukherjee
Chief Financial Officer